
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------
                                    FORM 8-A
                                   ---------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                   __________

                        HAWAIIAN ELECTRIC COMPANY, INC.
             (Exact Name of Registrant as Specified in its Charter)

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
                    HAWAII                                    99-0040500
(State or Other Jurisdiction of Incorporation   (I.R.S. Employer Identification No.)
                or Organization)


                              900 RICHARDS STREET
                            HONOLULU, HAWAII  96813
                    (Address of principal executive offices)

                             HECO CAPITAL TRUST II
             (Exact name of registrant as Specified in its Charter)

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
              DELAWARE                                      51-0384635
(State of incorporation or organization)       (I.R.S. Employer Identification No.)

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             THE BANK OF NEW YORK, 101 BARCLAY STREET, 21ST FLOOR,
                              NEW YORK, N.Y. 10286
               ATTENTION:  CORPORATE TRUST TRUSTEE ADMINISTRATION
          (Address of principal executive offices, including zip code)
                                   __________

       Securities to be registered pursuant to Section 12(b) of the Act:

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
---------------------------------------------------------------------------------------------------------------
                      Title of Each Class                         Name of Each Exchange on Which
                      to be so Registered                         Each Class is to be Registered
---------------------------------------------------------------------------------------------------------------
                  7.30 % Cumulative Quarterly                     New York Stock Exchange, Inc.
             Income Preferred Securities (QUIPSSM)
                   of HECO Capital Trust II
           (and the Guarantee with respect thereto)

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities under the Securities Act of 1933 pursuant to General instruction A.(c)(2), please check the following box. [_]

     Securities to be registered pursuant to Section 12(g) of the Act:  None


 The Commission respectfully is requested to send copies of all notices, orders and communications to:

                              David J. Reber, Esq.
                        Goodsill Anderson Quinn & Stifel
                                 P.O. Box 3196
                            Honolulu, Hawaii  96801

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description Of Registrants' Securities To Be Registered.

     The class of securities to be registered hereby are the 7.30% Cumulative Quarterly Income Preferred Securities (the "QUIPSSM" or "Trust Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of HECO Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), together with the Trust Preferred Securities Guarantee Agreement between Hawaiian Electric Company, Inc., a Hawaii corporation, and The Bank of New York, as the Trust Guarantee Trustee (the "Trust Guarantee").

     The form of the Trust Guarantee is incorporated by reference to the Registration Statement on Form S-3 (Registration Nos. 333-65881, 333-65881-01, 333-65881-02 and 333-65881-03) filed with the Securities and Exchange Commission (the "Commission") on October 19, 1998 under the Securities Act of 1933, as amended (the "Act") as amended by Amendment No. 1 thereto filed with the Commission on December 7, 1998 (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement became effective on December 8, 1998. The particular terms of the Trust Preferred Securities and the Trust Guarantee will be described in a prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act and shall be deemed to be incorporated herein by reference as set forth in Item 2 below.

Item 2.  EXHIBITS


      The Trust Preferred Securities and the Trust Guarantee described herein are to be listed on the New York Stock Exchange, on which no other securities of HECO Capital Trust II are listed. Accordingly, the following Exhibits required in connection with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


1.1 Prospectus to be filed pursuant to Rule 424(b) in connection with the Registration Statement.

2.1 Certificate of Trust dated as of October 7, 1998 OF HECO Capital Trust II (Incorporated herein by reference to Exhibit 4(a) to the Registration Statement).

2.2 Form of Amended and Restated Trust Agreement of HECO Capital Trust II (incorporated by reference to Exhibit 4(c) to the Registration Statement).

2.3 Form of Trust Guarantee Agreement between Hawaiian Electric Company, Inc., as guarantor, and The Bank of New York (incorporated by reference to Exhibit 4(g) to the Registration Statement).

2.4 Form of HECO Junior Indenture with the Bank of New York, as trustee (incorporated by reference to Exhibit 4(d) to the Registration Statement).

2.5 Form of Subsidiary Junior Indenture with The Bank of New York, as trustee, and Subsidiary Guarantee (Incorporated by reference to Exhibit 4(h) to the Registration Statement).

2.6  Form of Trust Preferred Security (included in Exhibit 2.2 above).

2.7  Form of the Company's Junior Subordinated Debentures (included in Exhibit
     2.4 above).

2.8 Form of the Junior Subordinated Debentures of the Subsidiaries of the Company (included in Exhibit 2.5 above).

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

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.


                              HECO CAPITAL TRUST II

Date: December 9, 1998        By Hawaiian Electric Company, Inc.
                                 as depositor


                              By:    /s/ Paul Oyer
                                 ------------------------------------
                                 Name:   Paul A. Oyer
                                 Title:  Financial Vice President
                                           and Treasurer


                              HAWAIIAN ELECTRIC COMPANY, INC.
                                 as Trust Guarantor
                                   and Subsidiaries Guarantor


                              By:    /s/ Paul Oyer
                                 ------------------------------------
                                 Name:   Paul A. Oyer
                                 Title:  Financial Vice President
                                          and Treasurer

                                       3